Exhibit 99.1

8333 Douglas Avenue, Suite 1100 Dallas, Texas 75225 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Shareholder Approval of Proposal to Increase Authorized Shares

Dallas, Texas -- September 1, 2026 -- Capital Southwest Corporation (“Capital Southwest” or the “Company”) (Nasdaq: CSWC) today announced that, at its reconvened annual meeting of shareholders, shareholders voted to approve the Company's proposal to increase the number of authorized shares of common stock from 75.0 million to 135.0 million. The Company is grateful to its shareholders for their engagement and support throughout the process.

“On behalf of our Board of Directors and the entire Capital Southwest team, I want to sincerely thank our shareholders for supporting the proposal to increase our authorized shares,” said Michael S. Sarner, President and Chief Executive Officer. “We recognize that the voting process, and our extensive outreach efforts, required additional time and attention from many of you. We know our solicitation was persistent, and at times may have felt inconvenient, but the engagement and support from our shareholders throughout this process was greatly appreciated.

Your support provides us with an important tool to continue executing the disciplined strategy that has driven our performance over time. Access to equity capital is essential to funding new investments, maintaining a conservative balance sheet, managing leverage responsibly, and creating long-term value for shareholders. This approval helps ensure we have the flexibility to continue performing for our shareholders while remaining committed to the prudent capital management approach that has defined Capital Southwest for many years.

We appreciate your trust, and we remain committed to transparency, discipline, and delivering strong results on your behalf.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $2.2 billion in investments at fair value as of June 30, 2026. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $50 million investments across the capital structure, including first lien, second lien and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company’s business and financial performance. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to: changes in the markets in which the Company invests; changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on the Company’s business and portfolio companies; regulatory changes; tax treatment; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy and its impact on the Company’s portfolio companies and its financial condition; the impact of geopolitical conditions on the Company’s portfolio companies and opportunities available to the Company; an economic downturn and its impact on the ability of the Company’s portfolio companies to operate and the investment opportunities available to the Company; the impact of supply chain constraints on the Company’s portfolio companies; and the elevated levels of inflation and its impact on the Company’s portfolio companies and the industries in which the Company invests.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2026 and any subsequent filings with the SEC, including the "Risk Factors" sections therein, for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, President and Chief Executive Officer
214-884-3829